CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Hartford Funds Exchange-Traded Trust of our reports dated December 23, 2025, relating to the financial statements and financial highlights of Hartford Climate Opportunities Fund, Hartford International Equity Fund and The Hartford High Yield Fund, which appear in The Hartford Mutual Funds, Inc.’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “General Information - Independent Registered Public Accounting Firm”, “Financial Highlights” and “Appendix A: Form of Agreement and Plan of Reorganization” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectus for Hartford Climate Opportunities Fund and Hartford International Equity Fund dated February 27, 2026, as supplemented May 22, 2026, June 3, 2026 and June 24, 2026, “Financial Highlights” in the Prospectus for The Hartford High Yield Fund dated February 27, 2026, as supplemented April 29, 2026, May 22, 2026, and June 3, 2026 and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated February 27, 2026, as supplemented February 27, 2026, April 30, 2026 and June 24, 2026 for Hartford Climate Opportunities Fund, Hartford International Equity Fund and The Hartford High Yield Fund, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

July 7, 2026